Exhibit d (ix) under Form N-1A
                                                   Exhibit 10 under 601/Reg. S-K

                              Amendment #2 to Schedule 1
                             to Limited Power of Attorney
                              dated as of March 31, 1999
                             (revised as of June 1, 2000)
                               by Federated Equity Funds
                               (the Trust "), acting on
                        behalf of each of the series portfolios
                             listed below, and appointing
                        Federated Investment Management Company
                              the attorney-in-fact of the
                                         Trust

                           LIST OF SERIES PORTFOLIOS

                           Federated Aggressive Growth Fund
                          Federated Capital Appreciation Fund
                       Federated Communications Technology Fund
                            Federated Large Cap Growth Fund

                              Federated New Economy Fund
                          Federated Small Cap Strategies Fund